EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Pioneer Natural Resources USA, Inc. 401(k) Plan

We consent to incorporation by reference in the registration statement (No. 333-39249) on Form S-8 of Pioneer Natural Resources USA, Inc. 401(k) Plan of our report dated June 12, 1998, on our audits of the financial statements of Pioneer Natural Resources USA, Inc. 401(k) Plan as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, which report is included in this annual report on Form 11-K.



                                                       KPMG Peat Marwick LLP

Midland Texas
June 25, 1998


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